EXHIBIT 10.1

AMENDMENT NO. 9 TO

AUCTION 73 FLOATING RATE PROMISSORY NOTE

AMENDMENT NO. 9, dated as of April 30, 2010 (the “Amendment”), to the Auction 73 Floating Rate Promissory Note, dated as of March 31, 2008, as previously amended (the “Auction 73 Floating Rate Promissory Note”), issued by Cellco Partnership, a Delaware general partnership (the “Borrower”), and payable to Verizon Financial Services LLC, a Delaware limited liability company (the “Lender”).

WHEREAS, the Borrower and the Lender have agreed to amend certain provisions of the Auction 73 Floating Rate Promissory Note;

NOW, THEREFORE, the Borrower and the Lender hereby amend the Auction 73 Floating Rate Promissory Note as follows:

1.        The fourth paragraph of the Auction 73 Floating Rate Promissory Note is hereby amended by (i) deleting the first sentence and (ii) inserting in lieu thereof the following sentence:

“As more fully described below, the principal amount of this Auction 73 Floating Rate Promissory Note that shall be outstanding from time to time shall bear interest until paid in full at a rate per annum equal to One-Month LIBOR as in effect for each interest period, plus a spread of (i) 50 basis points for interest periods beginning after April 30, 2010 and prior to July 1, 2010 and (ii) 65 basis points for interest periods beginning on or after July 1, 2010; provided however that for the interest period beginning on April 1, 2010, the interest rate (i) from April 1, 2010 to April 15, 2010 shall be 1.34863% and (ii) from April 16, 2010 to, but excluding, May 1, 2010 shall be 0.74863%; provided further however that, notwithstanding anything herein to the contrary, if the calculated rate per annum in effect for any interest period exceeds 5.80%, the interest rate per annum in effect for such interest period shall be 5.80%.”

2.        This Amendment of the Auction 73 Floating Rate Promissory Note shall be effective without any exchange of the Auction 73 Floating Rate Promissory Note for a new Auction Rate 73 Floating Rate Promissory Note reflecting the amendment contained herein. The parties hereby authorize the Borrower to attach this amendment or make appropriate notations on the Auction 73 Floating Rate Promissory Note, which notations, if made, shall evidence the terms of this Amendment.

3.        This Amendment shall be effective as of the date first above written, and, except as set forth herein, the Auction Rate 73 Floating Rate Promissory Note shall remain in full force and effect and shall be otherwise unaffected hereby.

4.        Each reference in the Auction 73 Floating Rate Promissory Note to “this Auction 73 Floating Rate Promissory Note,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Auction 73 Floating Rate Promissory Note as amended hereby.

5.        This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

6.        This Amendment and the rights and obligations of the parties under this agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

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IN WITNESS WHEREOF, the Borrower hereto has caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

CELLCO PARTNERSHIP

By:	/s/ John Townsend
Name: John Townsend
Title: Vice President and Chief Financial Officer

ACKNOWLEDGED AND AGREED:

VERIZON FINANCIAL SERVICES LLC

By:	/s/ Janet M. Garrity
Name: Janet M. Garrity
Title: President and Treasurer